Exhibit 10.2

SOUTH PLAINS FINANCIAL, INC.
EXECUTIVE CHANGE IN CONTROL SEVERANCE PLAN

PARTICIPATION AND AWARD AGREEMENT

Subject to the terms and conditions of this Participation and Award Agreement (this "Participation and Award Agreement") and the South Plains Financial, Inc. Executive Change in Control Severance Plan (the "Plan"), the below individual (the "Executive") is hereby eligible to participate in the Plan and notified of his or her Change in Control Severance Benefits as provided under the Plan.  Unless otherwise specifically indicated, all terms used in this Participation and Award Agreement have the meanings set forth in the Plan.

Identifying Information:

Executive Name and Address:	Date of Participation:

Change in Control Severance Benefits:
Sum of:	(1)	Change in Control Severance Pay (as defined below) AND
(2)
Benefits relating to outstanding Equity Awards that may become available under the Plan  (for the purposes of clarity, the Executive shall not be entitled to any Equity Award grants following his or her Termination)

"Change in Control Severance Pay" shall mean the sum of the following:

1.	An amount equal to (i) 1.5 (the "Change in Control Multiplier"), multiplied by (ii) the Executive's Base Pay;

PLUS

2.	An amount equal to your Pro-Rata Bonus;

PLUS

3.	An amount equal to: (i) the Change in Control Multiplier, multiplied by (ii) the annual amount, determined as of the Executive's Qualifying Termination, of the Employer's total premium cost to cover the Executive under an Employer's health plan and the Executive's eligible dependents (so long as they were covered by the health plan upon the Executive's Qualifying Termination).

Representations and Agreements of the Executive:
The Executive has reviewed this Participation and Award Agreement and the Plan in their entirety, has had an opportunity to have them reviewed by his or her legal and tax advisers, and hereby represents that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates.  The Executive represents to the Company that he or she is familiar with the terms of this Participation and Award Agreement and the Plan.  The Executive hereby agrees that all questions of interpretation and administration relating to this Participation and Award Agreement and the Plan will be resolved solely by the Plan Administrator.  The Executive acknowledges that timely execution and delivery of this Participation and Award Agreement to the Company is a condition precedent to participation in the Plan.

Electronic Signature:
This Participation and Award Agreement may be executed by the Executive and the Company by means of electronic or digital signatures, which have the same force and effect as manual signatures.

SOUTH PLAINS FINANCIAL, INC.:	EXECUTIVE:

By:	Signature:

Its:	Print Name:

Dated:	Dated:

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